UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 28, 2023

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 W 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

A&R Limited Waiver

As previously disclosed, on February 10, 2023, Troika Media Group, Inc. (the “Company”) and Blue Torch Finance LLC (“Blue Torch”) entered into an Amended and Restated Limited Waiver (the “A&R Limited Waiver”) of certain events of default (such events of default, the “Specified Events of Default”) under the Financing Agreement dated March 21, 2022, by and among the Company, the lenders from time-to-time party thereto, and Blue Torch as collateral agent and administrative agent for such lenders (the “Financing Agreement”). The A&R Limited Waiver would have expired on the earliest of (x) the occurrence of an Event of Default under the Financing Agreement that is not a Specified Event of Default, (y) a failure by the Company to comply with certain sale and refinancing milestones and (z) June 30, 2023, subject to potential extension of up to 60 days to obtain regulatory and/or shareholder approval in the event the Company is pursuing a sale transaction (the date such period expires, the “Outside Date”).

On May 8, 2023, the Company and Blue Torch entered into a first amendment to the A&R Limited Waiver (the “First Amended A&R Limited Waiver”) pursuant to which the Company affirmed its commitment to work in good faith to consummate a sale of the Company’s business or assets and/or a refinancing transaction by the Outside Date, and Blue Torch agreed to remove the aforementioned milestones and to extend the Outside Date from June 30, 2023 to July 14, 2023, subject to potential extension if a definitive written agreement was delivered on or prior to July 14, 2023 providing for cash repayment in full of all obligations owed to Blue Torch or which was otherwise acceptable to Blue Torch.

As previously disclosed, on July 14, 2023, and July 28, 2023, the Company and Blue Torch entered into a second amendment to the A&R Limited Waiver (the “Second Amended A&R Limited Waiver”) and a third amendment to the A&R Limited Waiver (the “Third Amended A&R Limited Waiver”), respectively, each to extend the Outside Date. The Third Amended A&R Limited Waiver extended the Outside Date to August 28, 2023.

On August 22, 2023, the Company and Blue Torch entered into a fourth amendment to the A&R Limited Waiver effective as of August 18, 2023 (the “Fourth Amended A&R Limited Waiver”) pursuant to which Blue Torch agreed to extend the Outside Date from August 28, 2023 to September 29, 2023, subject to potential extension if a definitive written agreement is delivered on or prior to September 29, 2023 providing for cash repayment in full of all obligations owed to Blue Torch or which is otherwise acceptable to Blue Torch.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, (i) the A&R Limited Waiver attached as Exhibit 99.1 to the Company’s Periodic Report on Form 8-K filed with the SEC on February 16, 2023, (ii) the First Amended A&R Limited Waiver attached as Exhibit 10.23 to the Company’s Form 10-K/A filed with the SEC on May 15, 2023, (iii) the Second Amended A&R Limited Waiver attached as Exhibit 99.1 to the Company’s Periodic Report on Form 8-K filed with the SEC on July 17, 2023, (iv) the Third Amended A&R Limited Waiver attached as Exhibit 99.1 to the Company’s Periodic Report on Form 8-K filed with the SEC on July 28, 2023, and (v) the Fourth Amended A&R Limited Waiver attached Exhibit 99.1 hereto, each of which is incorporated by reference herein.

The Company continues to engage in good faith negotiations with Blue Torch, as agent for the Lenders, to amend the Financing Agreement and cure the events of default, although the Company cannot assure you that the Company will be successful in doing so. If the Company is unsuccessful in renegotiating the Financing Agreement and curing the continuing events of default by the Outside Date, the Company intends to seek further Limited Waivers with Blue Torch, although the Company cannot assure you that Blue Torch would be willing to grant additional waivers. For further information on the terms of the Financing Agreement please refer to the Company’s Annual Report on Form 10-KT/A for the six-month transition period ended December 31, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Fourth Amended A&R Limited Waiver to Financing Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: August 28, 2023	By:	/s/ Derek McKinney
(Signature)
Derek McKinney General Counsel and Corporate Secretary